Exhibit 99.2

Participants
CORPORATE PARTICIPANTS
Pablo E. Paez Vice President-Corporate Relations, The GEO Group, Inc.	J. David Donahue Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

George C. Zoley Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.	Ann M. Schlarb Senior Vice President and President, GEO Care, The GEO Group, Inc.

Brian R. Evans Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

OTHER PARTICIPANTS
Michael B. Kodesch Analyst, Canaccord Genuity, Inc.	Tobey Sommer Analyst, SunTrust Robinson Humphrey, Inc.

Mark W. Strouse Analyst, JPMorgan Securities LLC	Kevin McVeigh Analyst, Deutsche Bank Securities, Inc.

Management Discussion Section

Operator

Good morning and welcome to the GEO Group Second Quarter 2017 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note today’s event is being recorded.

I would now like to turn the conference over to Pablo Paez. Please go ahead.

Pablo E. Paez

Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator.

Good morning, everyone, and thank you for joining us for today’s discussion of the GEO Group’s second quarter 2017 earnings results. With us today is George Zoley, Chairman and Chief Executive Officer; Brian Evans, Chief Financial Officer; Ann Schlarb, President of GEO Care; and Dave Donahue, President of GEO Corrections & Detention.

This morning, we will discuss our second quarter results and current business development activities. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our Investor website at investors.geogroup.com. Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning.

Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements, as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Chairman and CEO, George Zoley. George?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone joining us on today’s conference call. We are reasonably pleased with our financial results and the continued growth of our company. The first half of this year has been off to a fast start with a number of different moving parts. We completed a number of strategic milestones which we believe position the company for continued growth.

In March, we completed both an equity offering and the refinancing of our credit facility, increasing our liquidity by approximately $426 million and lowering our leverage. Following these transactions, we also closed on our acquisition of Community Education Centers known as CEC comprised of 12,000 beds in the nation’s largest provider of community residential centers. With the CEC acquisition, we now have 98,000 beds worldwide.

GEO is the largest corrections and detention provider in the private sector and, to our knowledge, the fifth largest among all unified correction organizations in the world. In total, we now have approximately 62,000 beds that are owned or controlled through long-term leases. We have approximately 7,000 idle beds, which could generate between $50 million and $60 million in incremental annual adjusted EBITDA at full utilization.

We continue to actively market our available beds capacity and believe there are a number of significant opportunities to deploy our assets over the next year. There are severally publicly known new business development opportunities, which are involved – in which we are involved in at this time. The Bureau of Prisons CAR 18 procurement provides an opportunity for us to compete for the management of the 2,355 bed cap California facility currently under rebid. The Taft facility is owned by the BOP and it’s been privately managed since 1997. The proposals were submitted in June and award is expected by the end of 2017.

The BOP CAR 19 procurement provides for awards up to 9,500 beds for only existing facilities with not less than 1,200 beds, but not more than 1,800 beds located anywhere in the continental United States. GEO has no facilities at risk in this procurement regarding expiring contracts that must be rebid. Instead, we can propose idle facilities in our inventory, which represent a considerable financial upside. Proposals were submitted in July for the 10-year BOP contracts, which may possibly be awarded during the second quarter of 2018.

ICE has a procurement for the management of their government-owned and privately-operated 700 bed Florence, Arizona Service Processing Center. Proposals were submitted in January and we expect award to take place by the end of the year. ICE also has procurement for transportation services for the San Antonio area of responsibility. Proposals were submitted in January and we’re expecting award to be made by the end of the year.

Turning to the international sector, our UK joint venture submitted a proposal to the Scottish government for Court Custody and Prisoner Escort Services for which we expect a decision by March of next year. Finally, we remain excited about the expansion of our GEO Continuum of Care program increasing our company investment to $10 million in 2017 compared to $5 million in 2016.

In Florida, we recently received an additional $2.9 million in funding from the state legislature to expand the GEO Continuum of Care program to four additional facilities that we manage beyond the initial program GEO has been funding at our Graceville facility in Florida. This expansion of our programs will greatly benefit thousands of additional individuals as they reenter their communities across the State of Florida.

We believe strongly that we are at our best when we’re helping those, in our care, reenter society as productive and employable citizens. And, as always, we are focused on effectively allocating capital to maximum value for our shareholders with the goal of growing our dividend in tandem with our growth in our earnings and cash flows.

Now I’ll ask our CFO, Brian Evans, to review our quarterly results and updated guidance for more details. Brian?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning to everyone. This morning, we reported second quarter GAAP EPS of $0.25 and AFFO per share of $0.61 on quarterly revenues of $577 million, including $34 million in construction revenue. Excluding M&A related expenses, we reported adjusted net income of $0.32 per share.

Compared to second quarter 2016, our second quarter 2017 results reflect several items, including the activation of the new ICE contract at our company-owned 780 bed Folkston, Georgia facility in January, the issuance of 10.4 million shares of common stock in March, the refinancing of our credit facility in March, and the acquisition of CEC which closed in April. Our second quarter results reflect lower than expected revenues from our CEC New Jersey reentry business, as a result of a temporary reduction in utilization rates due to the recent budget impasse and temporary government shutdown in New Jersey.

Our second quarter results also reflect lower populations at a few of our ICE facilities compared to last year. Our ICE populations usually experience seasonal declines during the first quarter and begin to improve during the second quarter. This year, our ICE populations at a few facilities remain seasonally lower during the second quarter compared to prior years. It is well-known that illegal border crossings have declined in 2017 compared to 2016.

ICE began the 2017 fiscal year with an average daily population of more than 40,000 and has averaged close to 39,000 through three quarters of the fiscal year. However as of early July, the average daily population was around 34,000. In response to reduced ICE populations, we have adjusted our staffing levels accordingly to lower labor cost. Further, as we have discussed in the past, many of our contracts have a significant fixed price component designed to cover our fixed operating cost which are significant.

Consequently, much of the reduced revenue due to lower populations is primarily related to variable costs, which have a lower margin. This is the case for most of our ICE contracts, which contains significant fixed price components which substantially mitigate the financial impact of occupancy fluctuations.

While in the past ICE processing centers have been primarily utilized for individuals detained for multiple illegal border crossings, increasingly, ICE intends to utilize contract bed capacity for interior enforcement. Accordingly, ICE has requested additional funding to expand its detention bed capacity and the House Appropriations bill provides an additional $700 million to support an average daily population of 44,000 during fiscal year 2018.

This reflects an increase of approximately 5,000 beds over the 39,000 beds that were funded in fiscal year 2017. The House Appropriations Subcommittee bill also authorizes funding for 1,600 ICE officers, agents, and support staff to expand ICE’s interior enforcement activity. We also expect average length of stay to increase from the present approximately 45 days due to more lengthy adjudication proceedings. We believe that longer average days will likely increase to average occupancy as well.

In conclusion, we believe we are in a transition period with this new administration, having reduced illegal border crossings and now focusing on interior enforcement. The new Interior Enforcement initiative may very well provide additional opportunities due to the need for establishing additional processing centers throughout the country rather than only clustered along the southern border. We are responding to ICE regarding their need for additional capacity in the north and northeastern part of the United States.

Turning to the BOP, we’re pleased that the House Justice Appropriations Subcommittee stated its support for the Attorney General’s memorandum on the use of privately operated prisons, which acknowledged the importance of contract correctional facilities to meet the future needs of the federal correctional system.

The fiscal year 2017 Appropriations Act requires the BOP to review the current classification of all inmates in their system and submit to Congress a capacity realignment plan to ensure that inmates with lower security classifications both U.S. citizens and criminal aliens are housed in the most cost-effective facility.

On May 26, 2017, we were re-awarded two new 10-year contracts to take effect in October 2017 and totaling 3,532 beds for our company-owned Big Spring and Flight Line facilities out of the 3,600 beds available under the CAR 16 procurement. These two large BOP contracts also provide for fixed monthly payments with no financial exposure to actual occupancy.

Additionally, only one of the two contracts held by Reeves County, Texas was extended by the BOP for one year, resulting in a decline of over 2,000 beds at the Reeves County facility. As a reminder, we have a modest management fee arrangement with Reeves County to provide top management support at the facility. With regard to projects currently under development, we have the Montgomery ICE Processing Center and the Ravenhall Correctional Facility.

Following a contract award by ICE on May 10, 2017, GEO started developing the company-owned 1,000 bed Montgomery ICE Processing Center costing approximately $120 million, which we expect to be completed October 2018 under a 10-year operating contract. This significant new contract provides for 75% occupancy guarantee in which occupancy risk is imputed in the base pricing. The 1,300-bed Ravenhall Correctional Facility is located in Melbourne, Australia, will cost approximately $700 million, inclusive of an $87 million investment by GEO, under a 25-year contract with Corrections Victoria and it is expected to open November 2017.

This contract will also provide for fixed monthly payments for the operation of the facility with no financial exposure to actual occupancy plus a service-linked payment tied to the delivery of rehabilitation and reentry outcome. With respect to the new business development opportunities discussed by George, both the CAR 18 and CAR 19 opportunities will also provide for contracts with fixed monthly payments with no financial exposure to actual occupancy.

Additionally, the management opportunity with ICE for the Florence, Arizona Service Processing Center will provide for a 55% guarantee with the ability to impute occupancy risk into the base pricing. And the ICE San Antonio transportation contract opportunity will provide for primarily variable payments based on miles and hours travelled. Finally, internationally, the Scottish Court Custody and Prisoner Escort Services opportunity will provide for a fixed monthly payment, along with variable payments, based on the number of vehicle trips and movements.

Moving to our guidance for the balance of the year, we believe we will be temporarily impacted by a slightly lower than expected ICE populations during the third quarter. Although our ICE populations have already begun increasing sequentially from the second to the third quarter, our third quarter ICE census is expected to be slightly below our previous projections.

Our third quarter also reflects the impact of the recent budget impasse and government shutdown in New Jersey, resulting in a temporary decrease in utilization rates at our reentry facility. While the budget agreement that was ultimately reached restored funding for our New Jersey programs, there will be a transition period as our facilities ramp up utilization during the third quarter.

Finally, our third quarter also reflects a discontinuation of our Family Case Management contract with ICE, which the Federal government decided to phase out at the end of June. As a result of these factors, we expect third quarter EPS of $0.31 to $0.33 and AFFO per share of $0.61 to $0.63 on quarterly revenues of $554 to $559 million, which includes $10 million in construction revenue.

Heading into the fourth quarter, we expect the operations and earnings for our New Jersey reentry business to be normalized. We also expect to achieve normalized utilization rates at our ICE facilities as a result of the expected gradual increase in interior enforcement. We also expect to begin to partially realize anticipated net cost synergies from the CEC acquisition.

Finally, our fourth quarter guidance also reflects our announced discontinuation of the 1,500 (sic) [1,576] bed Allen, Louisiana managed-only contract at the end of August. Taking all these factors together, we expect fourth quarter EPS of $0.34 to $0.36 and AFFO per share of $0.63 to $0.65 on quarterly revenues of $557 to $562 million, which includes $3 million in construction revenues.

For the full year, we expect adjusted net income per diluted share of $1.34 to $1.38 on annual revenues of approximately $2.24 billion, including $104 million in construction revenue. We expect full year AFFO guidance of $2.50 to $2.54 per diluted share. It is important to note that our guidance does not assume any new contracts for the utilization of our 7,000 available beds, which, as George discussed, could represent material upside.

Looking at our liquidity, we have $642 million in available capacity under our revolving credit facility in addition to an accordion feature of $450 million. In terms of our uses of cash, our growth CapEx is expected to be approximately $120 million in 2017, of which approximately $50 million was spent through the first half of the year. We also have approximately $17 million in scheduled annual principal payments of debt.

Last month, our board declared a quarterly cash dividend of $0.47 per share or $1.88 per share annualized. As we have committed to you in the past, we will continue to evaluate our dividend on a quarterly basis with a targeted payout ratio of 75% to 80% of AFFO.

With that, I will turn the call to Dave Donahue for a review of our GEO Corrections & Detention segment.

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

Thanks, Brian, and good morning, everyone. Looking at our GEO Corrections & Detention segments in the United States, our state segment has remained stable throughout the first half of the year.

We have longstanding partnerships in nine states, including Florida, Georgia, Louisiana, Oklahoma, Arizona, New Mexico, California, Virginia and Indiana. In four of these states, California, Georgia, Oklahoma, and New Mexico, we own and manage our facilities. In the remaining five states, Florida, Arizona, Virginia, Indiana, and Louisiana, we operate one or more state-owned facilities through managed-only contracts.

As we look at the state budget picture, all but one of our state customers has stable budgets. And our correctional facilities have been able to provide high-quality services without being impacted by budgetary constraints. The lone exception has been the State of Louisiana, where we have managed the state-owned Allen Correctional Center for the last two decades. Due to state budget constraints, over the last year, the Allen Correctional Facility has been operating as a jail facility, which we had hoped would be temporary.

Unfortunately, continued state budgetary constraints will not support returning the center to a full service correctional facility, with robust rehabilitation programs. For this reason, we reached the difficult decision to discontinue our management contract with the Allen Correctional Center at the end of August. We appreciate the partnership and support of the Louisiana Department of Corrections over the last two decades and we’re committed to ensuring a smooth transition of the center.

Across our remaining eight state customers, we have been expanding the delivery of our GEO Continuum of Care programs over the last year and we are excited about the opportunity to expand our relationships within those states. In Florida, the state legislature recently allocated $2.9 million in funding to expand the GEO Continuum of Care programs to four additional facilities beyond our company-funded program at the Graceville Correctional Facility.

We also remain optimistic about the opportunity to partner with new states across the country. Several states continue to face capacity constraints and inmate population growth. And many of our state customers are facing challenges related to older, inefficient prisons, which need to be replaced with new and more cost-efficient facilities. As a point of reference, in the states where we have a presence, the average state prison ranges in age from approximately 30 to 60 years.

Several states have begun discussions about the potential use of public-private partnerships to deal with both overcrowding conditions and the need to replace older, more costly facilities. The State of Kansas, for instance, has started a formal process to consider options for the development of a new 2,400 bed facility to replace the state’s oldest prison facility.

Similarly, the State of Wisconsin is considering a proposal for the development of a new facility to replace one of the state’s oldest prison facilities, located in the Green Bay Area. Over the last couple of years, several other states, including Michigan, Oklahoma and Alabama, have also discussed proposals for the use of existing private facilities or the development of new replacement facilities.

Moving to our Federal segment, we have enjoyed a three decade long partnership with the Federal government. And we are currently providing services for the Bureau of Prisons, Immigration and Customs Enforcement and the U.S. Marshals Service. Earlier this year, we activated a new ICE contract for 780 beds at our Folkston, Georgia facility.

In May, we were also awarded a contract for the development and operation of a new 1,000 bed Montgomery ICE Processing Center in Texas, which is expected to be completed in October 2018. We’re also receiving two new 10-year contracts from the Bureau of Prisons for the continued housing of criminal alien populations at our Big Spring Complex, which is comprised of two facilities totaling 3,532 beds. The new Big Spring and Flight Line contracts will be effective in October of this year.

As it relates to new opportunities, the BOP recently issued procurements for the housing of criminal alien populations. Under the CAR 19 procurement, the BOP expects to award up to 9,540 beds at existing facilities. The proposals were submitted in early July and we expect the BOP to begin touring the proposed facilities over the next couple of months with contract awards in mid-2018.

Under the CAR 18 solicitation, the BOP is re-bidding the management contract for the Taft, California facility, which is owned by the government. We previously operated this facility between 1997 and 2007 and submitted our proposal in June to manage the facility under a new 10-year contract.

ICE has a pending procurement for the management of their government-owned and privately-operated Florence, Arizona Service Processing Center totaling 700 beds. Proposals were submitted in January with an award expected by the end of year.

ICE has also issued a solicitation for secure transportation services in the San Antonio, Texas area. Proposals were submitted in January with an expected award also by the end of the year. These new contract activation awards and pending procurements are all indicative of the continued need for bed space at the Federal level.

Next, I’d like to give you a brief update on the Federal budget process, starting with ICE. As you may remember, in early April, the U.S. Congress approved an omnibus appropriations bill for the fiscal year 2017, funding the government through the end of September. The omnibus bill funded ICE for 39,000 detention beds, which represented an increase of 5,000 beds from prior years. The bill also provided funding for the hiring of additional ICE officers to support the administration’s enforcement priorities.

After the approval of the 2017 omnibus bill, the administration also released the President’s budget request for the fiscal year 2018, which begins October 1. The President’s budget proposal requested additional resources for ICE enforcement operations and included funding for over 51,000 detention beds. In July, the House of Representative released its mark-up of the Homeland Security Appropriations bill for 2018.

The House bill reflects an increase of $700 million for ICE enforcement and removal operations, above the 2017 funding levels. The funding levels included in the House bill provided for 44,000 detention beds, an increase of 5,000 beds from fiscal year 2017, and for 1,600 additional ICE officers, agents and support staff. The House of Representatives also released its markup of the Commerce, Justice and Science Appropriations bill for 2018, which includes funding for the Bureau of Prisons and U.S. Marshals.

The House bill includes over $1.5 billion in funding for Federal detention under the U.S. Marshals budget. This represents an increase of approximately $82 million above fiscal year 2017. This funding level is consistent with the Department of Justice budget requests which included a projected increase in the average daily population of U.S. Marshals detainees from 51,000 in 2016 to 54,000 in 2018.

With respect to the BOP, the House bill includes approximately $7.1 billion in funding, which represents an increase of $61 million over 2017. The proposed funding level was generally consistent with the Department of Justice’s budget request, which included a projected increase of 4,000 federal inmates from 2017 to 2018. The House bill specifically reinforces and references private contract facilities as an effective tool for the BOP to meet low security facility requirements and to alleviate overcrowding. The House bill also directs the BOP to ensure that inmates with lower security classifications are housed in the most cost-effective facilities.

Moving to our international markets, we’re nearing completion of the new 1,300 bed Ravenhall Prison in Australia. This large scale project is expected to be completed in November and will provide what we believe will be an unprecedented level of in-prison and post-release rehabilitation programs. Earlier this year, we made a previously scheduled investment of $87 million into this project with expected returns on investment consistent with our company-owned facilities in the U.S.

Growing inmate populations have created the need for additional capacity across a number of our state customers in Australia. To meet this need, several expansion projects involving our existing facilities are currently under consideration. These expansion opportunities could add up to 1,000 beds across a couple of different facilities currently under our management. Finally, our UK joint venture submitted a proposal to the Scottish government for the provision of Court Custody and Prisoner Escort Services, similar to the services we provide in England and Wales.

At this time, I will turn the call over to Ann for the review of our GEO Care segment. Ann?

Ann M. Schlarb

Senior Vice President and President, GEO Care, The GEO Group, Inc.

Thank you, Dave, and good morning, everyone. Our GEO Care segment has had a very active first half of the year. During the second quarter, we completed the operational integration of the CEC business into our reentry segment. Following the acquisition, our reentry division now oversees more than 10,000 reentry beds, along with over 90 non-residential programs, providing day reporting and in-prison treatment services.

While our integration of CEC has gone very well, we’ve recently experienced a temporary decline in utilization rates in our New Jersey reentry program. This was the result of the recent state budget impasse and government shutdown in early July. Ultimately, the budget deal that was passed by the legislature restored the funding for our program. And we expect the utilization of our facility to ramp up again over the next two months.

More generally, we’re excited about our expanded reentry platform following the CEC acquisition. In the last quarter, we’ve been working diligently to maximize the opportunities we’re pursuing across the country. We submitted several proposals for residential and non-residential programs. These new potential projects represent more than $75 million in incremental annual revenue opportunity.

In terms of our Youth Services business, we’ve experienced stable utilization rates across our facilities throughout the first half of the year. In fact, our Youth segment has been stable for the past couple of years after our team undertook a number of consolidation and marketing initiatives. These initiatives successfully increased the overall utilization of our 10 active residential facilities totaling approximately 1,200 beds. As it relates to our Family Case Management Program with ICE, as Brian mentioned, the Federal government decided to discontinue this Pilot Program at the end of June.

Moving to our BI electronic monitoring division, as we have updated you over the past several quarters, the utilization of our ISAP contract with ICE has been increasing over the last several quarters. After reaching a high of approximately 71,000 daily participants during the first quarter, the program has settled around 68,000 daily participants over the last quarter.

Looking forward, the current House Appropriations bill for the Department of Homeland Security includes funding level that would support an average daily population of 79,000 participants for the ISAP program or a 16% increase over current levels. At the state and local level, BI is pursuing a number of new business opportunities totaling approximately $13 million in annual revenue potential.

Finally, as you know, we’re very excited about our GEO Continuum of Care programs. Our GEO Continuum of Care division oversees the integration of our industry-leading, evidence-based rehabilitation programs in prison with post-release support services. We’ve been implementing these programs at a number of our facilities around the country over the last couple of years. And we’re starting to see meaningful results in improved rehabilitation outcomes and reduced recidivism.

We believe that our focus on improved rehabilitation and community reentry program is in line with efforts being undertaken by government agencies, not only in the U.S., but also internationally, to invest in meaningful rehabilitation and recidivism reduction programs.

At this time, I will turn the call back to George for his closing remarks.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Thank you, Ann. As I said earlier, we are reasonably pleased with our financial performance and the continued growth of our company. And as we’ve discussed today, we’ve had a very active first half of the year with a number of different moving parts. As a management team, we remain focused on capturing new organic growth and on successfully integrating our recent CEC acquisition.

We continue to carefully evaluate our capital allocation to create sustainable long-term value for our shareholders. It is rewarding and gratifying to us to see the continued success of our company. And I’d like to thank all of our employees worldwide, many of whom are listening in on this call. Their dedication and professionalism has allowed us to become the fifth largest correction organization in the world and be recognized by our customers as best-in-class.

We remain optimistic about the demand for our diversified services and our continued growth potential. And we look forward to continuing our commitment to better the lives of those entrusted to us through the GEO Continuum of Care as we strongly believe that we are at our best when we’re helping those, in our care, reenter society as productive and employable citizens.

We’d now be happy to open the call to your questions.

Question And Answer Section

Operator

Thank you. We will now begin the question-and-answer session. [Operator Instructions] Today’s first question comes from Michael Kodesch of Canaccord Genuity. Please go ahead.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Hey. Thanks for taking my questions, guys.

Just wanted to start with ICE. I guess how should we think about updated guidance as it pertains to ICE here, kind of, considering all else equal on the BOP, United States Marshals state , even the Continuum of Care and the alternative corrections? I guess where should we be thinking ICE is now within guidance?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, as I think we said earlier, we characterized the situation as a transition from seeing lower populations earlier in the year due to a significant reduction in illegal border crossings we’ve now seen a steadily increase week-after-week of those populations in our facility. So, I think, we’ve put out a projection for the balance of the year that shows incremental increases continuing through the balance of the year and to finally achieve normalization.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Okay. And then, I guess, could you just remind us of your ICE contracts? What percentage of those are fixed price contracts?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I don’t think any of our ICE contracts are fully fixed price contracts. The BOP contracts are. There’s two recent ones – the Folkston contract is a fixed price and there is one other facility. But the bulk of the ICE – which one?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

Karnes Family.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Karnes Family Residential. But the other ICE contracts are all – have a majority fixed price revenue or fixed component to the revenue and then a variable component related to occupancy above that.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Okay. Thanks. That’s helpful. I guess just maybe moving on to United States Marshals, we don’t hear a lot about trends in this regard. I was wondering if you can just talk a little bit more about kind of what you’re seeing, especially with the administration walking back some previous policies and I guess being a little bit more tough on crime. What are you guys seeing there?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

This is Dave, Michael. Appreciate the question. We see U.S. Marshals obviously being the transportation and service provider, primarily for the Bureau of Prisons. But they use a significant capacity around the country in local jails, in local correctional facilities. There is an ongoing discussion about regionalization or centralization of those services. That’s where we believe our company is well-positioned to provide additional capacity to the Marshals Service around the country.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

I mean have they reached out to you at all about that? Is that a near-term or is it more conceptual in nature?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

It’s conceptual in nature, but we have continual dialogue with our clients. And in anticipation of their need, we’re always being able to position ourselves with flexibility that they need.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Okay. I mean, is there any like idea of – so I know it’s more like local and regional at this point, so they can find smaller facilities. But, I mean, are they at capacity? Have they kind of been operating up to their able capacity, I guess, you could say or is there continued space for them to kind of utilize at this point?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

Well, again, they’ve had a historical relationship with local judicial systems, specifically county jails and smaller facilities. As those facilities age out continually, are challenged on meeting national standards, the Marshals Service is just like the Bureau of Prisons and Immigration and Customs Enforcement. They want to ensure that they have efficient facilities to meet the needs of the prison population. So our facilities are, as you know, in compliance with all national standards and available to meet that need. So as local, smaller facilities become somewhat obsolete or not able to meet with the current standards, our facilities are positioned to meet that obligation.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

All right. Great. That’s helpful. Just one last one for me and then I’ll jump back in the queue with anything else. But electronic monitoring population kind of fell a little bit this quarter, as Ann mentioned, largely related to the ISAP program. I was wondering if you guys had looked at the 3M deal. 3M sold a large portion of their electronic monitoring, I think, maybe all of that to Apax. I was wondering if you guys looked at all at that at all, considered purchasing that as well or kind of your thoughts there.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, that was a public process. So, obviously, we received some of the material and we reviewed that. I don’t know if I can comment further on it than that on why they made the decision that they made. But we certainly looked at the opportunity and were interested, but it just didn’t work out at this point in time.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

All right. Thanks, Brian. Appreciate that color. I’ll hop back in the queue with anything else.

Operator

And our next question today comes from Mike (sic) [Mark] Strouse of JPMorgan. Please go ahead.

Mark W. Strouse

Analyst, JPMorgan Securities LLC

Yeah. Hi. Good morning. Thanks for taking our questions. Just following in up on an earlier question regarding ICE. Can you just talk about what gives you the confidence that the utilization rates will be closer to normalized by year-end? What’s to prevent this temporary transition from being a bit longer, stretching into 2018?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, we receive daily census reports on our facilities, so we track it daily, weekly, monthly and we chart the progress of the increasing census. So just by virtue of our history of this year and where the low point was and where we are today we see a steady progress. So we have that factual information ourselves and we are in discussions with ICE additionally as to their expanded needs. As I said in part during my presentation that, because of interior enforcement, it will be conducted on a national basis, the previous clustering of detention beds has been along the southern border and there is now a need for additional facilities in the north or the northeast that they will need as processing center. So while we’ve had a dip in populations in this past quarter and we think we’ll level out by the end of the third quarter and normalize fourth quarter, going forward, as consistent with ICE’s own budget request, we think there will be a need for new capacity in new locations around the country going into next year.

Mark W. Strouse

Analyst, JPMorgan Securities LLC

Right. Right. Okay. Thanks. And then, I understand that the second half guidance does not include any new contracts, but can you just talk about are there any contracts out there that could potentially have a material impact to numbers this year or is it kind of a better way to think about it that awards could happen this year, but not necessarily could start contributing to the numbers until 2018?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, I think, there are one or two opportunities that could be awarded this year and could result in a startup this year. And the other factor is that we may have been conservative in our ICE occupancy projections and we could well exceed those.

Mark W. Strouse

Analyst, JPMorgan Securities LLC

Right. Okay. That’s it for us. Thank you very much.

Operator

And our next question today comes from Tobey Sommer of SunTrust. Please go ahead.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

Thank you. I’m curious your perspective in public procurements as well as your kind of direct dialogue with potential customers for new business, has the decline in immigrants, kind of, border crossings and ICE populations affected the urgency of those other conversations for new business? Thank you.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

I’m not clear as to what your question is.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

So you have in dialogue with the potential new customers that maybe six or eight months ago had assumed ICE would be signing contracts and potentially soaking up some idle capacity and that hasn’t happened. So, is that impacting the pace of those other conversations? Thanks.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

No. I don’t think. Our other customers would likely be states. And no I don’t think there’s any correlation between a lower ICE census and the need by states. Certain states continue to grow their populations, particularly southern states. And they will need additional capacity regardless of ICE populations.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

In terms of the mix of ICE populations that you foresee over the next several quarters, do you assess there to be any risk that ICE may lower its – reduce its need on the border and increase its needs in the interior and maybe yield a smaller net increase in its overall needs?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

No. I don’t. The overall enforcement between the border and the interior is in the southern states. And that’s where the bulk of the facilities and detention capacity is located. And I think the intent is still to use those facilities primarily. So my discussion is regarding other facilities, which would be in the north and the northeast, would be additive to the detention capacity of ICE in those geographic areas.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

And, I think, one of the other things too, Tobey, that we’ve talked about in the past is that as the number of illegal border crossings has come down, the mix of who those folks are and what type of case is going to result is – there’re going to be a tougher type of detaining, which is going to result also in longer average length of stay for border apprehensions, not just the interior enforcement.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

And for ICE, the cheapest cost for detention beds is in the southern states. And their transportation hubs for relocating detainees from this country to another country are located in the southern space as well. So it’s all kind of networked presently together along the southern states.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

Does the company have a different approach to deploy capital to satisfy potential ICE needs in the northeast where demand for such capacity may not be as long-term in capable of serving multiple customers as other capacity potentially sort of along the border?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Any facilities in the north and northeast will be fairly expensive because of cost of construction and labor in those states. And we would prefer to see a request for proposals type of procurement, which would permit long-term contracts of 10 years or more versus intergovernmental agreements, which would be of shorter duration.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

Thanks. Just two more questions for me. Could you quantify the impact of the CEC, kind of, budget impact from New Jersey on 3Q? And, Brian, could you give us a little flavor for the sequential revenue contour as we go from 4Q into 1Q with respect to Ravenhall and remind us what the contribution is from Ravenhall next year? Thanks.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

First on New Jersey, I think, it was probably a couple million dollars in revenue in the third quarter, which will then normalize going into the fourth quarter, so, call it, $2 million or so from the State of New Jersey. And then Ravenhall, remember, is about $75 million per year in annual operating revenue. So a quarter of that, I guess, is about $18 million or so per quarter in operating revenue. Obviously, the construction revenue, which has been averaging at least that per quarter, will go away, but that will be operating revenue and I think we said the margin on that is about 15% to 20%.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

And the start date?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

One of the things I just want to point out though, Tobey, part of that revenue that is related to Ravenhall is related to our equity return on the project for making that investment. And we’ve already begun realizing that component of the project this year. So next year it will just be the operating revenue and then the margin related to that operating revenue, which is more like a typical managed only contract, which is about 10%, I’d say. So the combination of our equity return and the operating return or operating margin gives us the 15% to 20% that I was talking about against that $75 million.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

What’s the anticipated opening date when you’re going to start getting those operating revenues you think?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

November of this year.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

November. Okay. Thanks for your help. [Operator Instructions]

Operator

Today’s next question comes from Tobey (sic) [Kevin] McVeigh of Deutsche Bank. Please go ahead.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Hey. It’s Kevin.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

We knew that.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Thanks, Brian. Hey. Is there any way to think about – so if I heard you right, ICE is at 34,000 and the contract bed capacity is 44,000 for I think 2017 into 2018? Any sense to frame kind of how much of the current 34,000 is interior versus kind of border crossings and what would that 44,000 kind of imply?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, I think it’s higher than 34,000 today.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Today, it is about 35,000.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Yeah.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

No. No. Your current population is 34,000, right?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

The population.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

No.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

When they dip down, I think, they dip down to about 34,000, but it’s rebounded. Some of that – for the year, they’ll average right around 31,000.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Just, Brian, any sense of kind of that – at the bottom it was 34,000. How much of that was interior versus kind of border crossings and any way to think about what that 44,000 would imply from an interior versus border crossing perspective?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I don’t think they give really good – they don’t give a lot of good information on that, but obviously we expect the proportion of the beds to increase more towards the interior enforcement unless something happens along the border and more normalized border activity returns. But, otherwise, we’re expecting it to be more a need for interior enforcement beds and that’s why there is the increase in the budget proposal.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, I think, it’s fair to add that – I know most people we talk to don’t think the current situation or the previous situation will continue. The sharp downturn was thought to be an aberration of some sort that will fairly normalize in the future.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Got it. And then in terms of – you gave great information in terms of federal budget. The BOP, the 4,000 increase in terms of funding for inmates, what would be the absolute number of inmates based on that? If it’s 4,000 increase from 2018 to 2017, what are the actual numbers?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

Kevin, this is Dave.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Hi, Dave.

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

They are running right now about 190,000 and that’s inclusive of the contract facilities that they support. So they are seeing a forecast of slight uptick, if you will, in current run rates. And the most significant, I think, adjustment to the budget as presented is the reconsideration of the designation of where low custody offenders can be placed. And the objective is to place them in the most efficient, cost-effective facilities. And so you’ll see the Bureau evaluate U.S. citizens as they have previously evaluated criminal aliens.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Got it. And then just my final question. Is it still the same sensitivity for the kind of the 7,000 beds implies, $60 million of annualized EBITDA?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

What sensitivity? As far as that number?

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Yeah. If you would – Brian, if you’re able to...

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. $50 million to $60 million for the 7,000 beds, that’s what we said.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

For our idle beds.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Our 7,000 idle beds.

Kevin McVeigh

Analyst, Deutsche Bank Securities, Inc.

Idle beds, yeah. All right. Awesome. Thank you, guys.

Operator

And, ladies and gentlemen, our next question is a follow-up from Michael Kodesch from Canaccord Genuity. Please go ahead.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Hey. Thanks for taking my follow-ups. Just really quickly, I was thinking on the state side. So with New Jersey, kind of, finalizing appropriations and then that being maybe a slight tailwind released over the second quarter, are there any other states where maybe you didn’t have a contract or you’re prospectively looking at a contract that recently wrapped up appropriations and maybe they’re getting closer to either finalizing deal or maybe even putting out an RFP?

J. David Donahue

Senior Vice President and President, U.S. Corrections and Detention, & International Operations, The GEO Group, Inc.

Michael, we talked about the jurisdictions that are looking at capacity options, whether it’d be Kansas or Wisconsin. And, again, you look at jurisdictions like Alabama, who had historically had some recent debates on their General Assembly we anticipate those debates to continue in Alabama in the upcoming session. So as jurisdictions are evaluating their age capacity, they’re also looking for more efficient physical plans to support that. That’s where we see the opportunities in the future.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, the Alabama situation was a discussion regarding several hundreds of millions of dollars, new construction for new facilities. So we...

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Right.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

That to reemerge in the next legislative session.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

Okay. And then, I guess, just on the community corrections front, are there any other sizable portfolios out there that you’re looking at right now? What’s your appetite for acquiring more community corrections?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, we’re the largest provider of community corrections facilities by far at this point. And we’re still looking at organic growth through competitive procurements, but acquisitions as well. And the acquisitions that are left are really smaller ones, kind of, mom and pops spread around the country of which there is probably over 100. Yeah.

Michael B. Kodesch

Analyst, Canaccord Genuity, Inc.

All right. Thanks. That’s all for me.

Operator

And our next question today is a follow-up from Tobey Sommer of SunTrust. Please go ahead.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

Thank you. George, I was wondering if you could update us on what the volume and cadence of sort of real estate only transactions may be. Most of these dialogues are private between yourselves and potential customers. But I was wondering if you could just maybe characterize those and contrast them with how you think they were a year ago to see if maybe how you assess the prospects of getting one across the finish line in the next 12 months. Thanks.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Well, it’s still a modest hope. As I think Dave was saying earlier, there is a lot of jurisdictions that have these aging facilities. I mean they are 50 years and older, in some cases over 100 years. And they actually need the new facilities but the replacement facilities are quite substantial. They’re going to cost hundreds of millions of dollars and it becomes a cost issue or a tax and revenue issue as to how do they fund these things, either on a full-funded basis themselves or take on the carrying costs of third-party ownership. So, the states, even in the southern belt, are struggling economically, because so many of them were dependent on the oil economy. And until that improves somewhat, I think, they’re going to be struggling to find the additional revenues for building new facilities and funding them in their entirety or leasing them through third-party entities like ourselves.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

So, it sounds like a little less optimistic?

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

It’s modest optimism.

Tobey Sommer

Analyst, SunTrust Robinson Humphrey, Inc.

Thank you for your help.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

But, as I said earlier, we have a number of opportunities on our plate that we can discuss publicly. Others that we’re involved in we can’t discuss because they’re not public and we don’t want to.

Operator

And thank you, sir. This concludes our question-and-answer session today. I’d like to turn it back over to management team for any final remarks.

George C. Zoley

Chairman, Chief Executive Officer, Founder & Director, The GEO Group, Inc.

Okay. Thank you so much for joining us on this call and we look forward to addressing you in the future.

Operator

Thank you, sir. Today’s conference has now concluded and we thank you all for attending today’s presentation. You may now disconnect your lines and have a wonderful day.